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                                                                      EXHIBIT 24






CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Registration Statement No. 33-47053 of Scope Industries on Form S-8 of our reports dated August 23, 1996, appearing in and incorporated by reference in this Annual Report on Form 10-K of Scope Industries for the year ended June 30, 1996.


/s/ Deloitte & Touche LLP


Los Angeles, California
September 24, 1996